                                                                    Exhibit 10.5

                               LICENSE AGREEMENT

         This License Agreement ("Agreement"), is entered into as of May 13, 2002 ("Effective Date") between Oasys Telecom, Inc., a California corporation with offices at 7060 Koll Center Parkway, Suite 340, Pleasanton, CA 94566 ("Oasys"), and Larscom Incorporated, a Delaware corporation with offices at 1845 McCandless Drive, Milpitas, CA 95035 ("Larscom").

         WHEREAS:

         A. Oasys and Larscom are parties to the OEM Agreement (as defined below) pursuant to which Oasys is obligated to manufacture for and supply to Larscom the Products (also defined below);

         B. Larscom has expressed to Oasys its concerns regarding the continued performance by Oasys of the OEM Agreement and requested Oasys to provide assurances as to Oasys' continued performance. Among other reasons and to address these concerns, Oasys has requested that Larscom agree to a restructuring of the manufacture and supply arrangements between Oasys and Larscom;

         C. Larscom has agreed to terminate the OEM Agreement, subject to the execution of this Agreement and the granting thereby to Larscom of a non-executory license with respect to certain Oasys technology, so as to mitigate the losses which Larscom may suffer through the loss of the benefit of its investment in the Products and the essential benefit of the bargain negotiated by Larscom with respect to the OEM Agreement, including through the continued design, development, manufacture, sale, use, support, improvement, modifications and other exploitation and commercialization of the Products;

         D. As further consideration for the entry of this Agreement, and among other consideration provided to Oasys, Larscom has agreed, at the request of Oasys, to enter into that certain Supply Agreement relating to the purchase of certain Products from Oasys (as amended, restated or otherwise modified from time to time, the "Supply Agreement");

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       DEFINITIONS

         1.1 "Customer Documentation" shall mean any user manuals, QuickStart Guides, release notes and application notes relating to the Products.

         1.2 "Customer" shall mean a person or business enterprise which acquires Larscom Equipment, from Larscom or from its distributors, resellers, or others in Larscom's distribution channels, for its ordinary purposes or use in its normal operations.

          1.3 "Larscom Equipment" shall mean the telecommunications equipment manufactured, marketed and/or distributed by Larscom and may include the Products.

         1.4 "Products" shall mean only the products listed on Exhibit A and all related Customer Documentation.

         1.5 "OEM Agreement" shall mean the Non-Exclusive OEM Agreement executed by Oasys and Larscom as of May 1, 2001, as amended by Amendment No. 1 to the Non-Exclusive OEM Agreement entered into on September 7, 2001 (the "Amendment").

         1.6 "Proprietary Rights" shall mean all patent rights, copyrights, mask work rights, trade secret rights, sui generis database rights, and all other intellectual and industrial property rights of any kind anywhere in the universe, together with all applications for any of the foregoing or any rights to renew, extend or otherwise improve the foregoing.

         1.7 "Software" shall mean the software and firmware developed and owned or licensed from third parties by Oasys and included in the Products or used in the design, development, manufacture, testing, use or support of the Products, and includes, without limitation, software used in or with FPGAs and any other digital logic devices.

         1.8 "Testing Equipment" shall have the meaning set forth in Section 7.3 below.

         1.9 "Technical Information" shall include all mechanical drawings, assembly drawings, silk screen art work, layouts, Gerber plots, bills of materials, supplier lists, specifications, schematics, designs, processes, protocols, know-how, tool and equipment descriptions, inspection, manufacturing, test and quality control procedures specific to the Products, tooling designs and fixture designs, Oasys history files related to Product defects and fixes and other technical information pertinent to the design, development, manufacture, testing and support of the Products and the development and use of the Testing Equipment.

         1.10 "Technology Deliverables" shall include all documents, software, information and materials which permit Larscom to exercise fully the rights granted under this Agreement, including, without limitation, the Technical Information, source code and object code for the Software developed and owned by Oasys together with associated documentation and the Customer Documentation. A list of the Technology Deliverables is attached to this Agreement as Exhibit B.

2.       LICENSE GRANT

         2.1 License Grant. Oasys hereby unconditionally grants to Larscom a royalty-free, fully paid-up, non-exclusive, perpetual, irrevocable, non-terminable (except as provided in Section 2.3 below), worldwide license, under all of Oasys' Proprietary Rights in and to the Technical Information, the Software, the Customer Documentation and the Technology Deliverables (the "License"), to:

make, have made, use, sell, sell for use, offer for sale, import, distribute, support and otherwise commercialize the Products and modifications thereof made by or for Larscom;

copy, reproduce, distribute and support the Software (as object code only) and Customer Documentation and modifications of the foregoing made by or for Larscom, in connection with the commercialization of the Products;

debug, customize, update, enhance, make improvements to and otherwise modify the Products, the Software, and the Customer Documentation; and

use, copy, reproduce, create derivative works of and modify the Technical Information, the Technology Deliverables, the Software and the Customer Documentation in connection with any of the foregoing.

         2.2 Sublicenses. The rights granted under the License may not be sublicensed by Larscom except that, subject to the terms in Section 2.1, Larscom may grant appropriate sublicenses: (a) to its Customers in connection with their use of the Products, including the Software therein and Customer Documentation therefor; (b) to third party resellers, distributors and others in Larscom's channels of distribution; and (c) to Larscom's consultants, independent contractors and third party manufacturers engaged by Larscom to provide consulting design, manufacturing and testing services solely and exclusively in connection with such party's provision of such services.

         2.3 Exceptions to Non-Terminability. The License shall terminate if during the one (1) year period immediately following the Effective Date,
Larscom:

                  (a) files for or converts to a case for relief under Chapter 7 of the United States Bankruptcy Code("Bankruptcy Code") in which Larscom is the debtor; or

                  (b) is dissolved.

Nothing in this Section 2.3 shall affect or result in the termination of any rights of Larscom hereunder which are transferred or licensed to any third party except as an integral part of the liquidation action described in (a) and (b) and, for the avoidance of doubt, nothing in this Section 2.3 shall affect any transfer or license otherwise permitted by the terms of this Agreement. Further, one (1) year after the Effective Date, this Section 2.3 shall cease to have any further force or effect, and thereafter, the License shall be deemed to be non-terminable.

         2.4 Larscom's Rights under Bankruptcy. Larscom's rights under this Agreement are perpetual, irrevocable, and non-executory, notwithstanding any other provision of this Agreement or any other contract, to the maximum extent permitted by applicable law. In the event of the commencement of a bankruptcy proceeding by or against Oasys under the Bankruptcy Code, the License grant to Larscom in Section 2.1 shall continue in full force and effect. Under no circumstances shall Larscom's exercise of the rights granted to it in Section
2.1 ever be construed as an infringement of Oasys' Proprietary Rights. In the event that a bankruptcy court or other court of competent jurisdiction ever determines by final judgment that this Agreement is executory, despite every intention and effort by the parties to negotiate and document non-executory rights for Larscom, and without implying any acceptance of the rejected concept that it is legally impossible to create such a non-executory license for Proprietary Rights, all rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the Bankruptcy Code; the Technical Information, the Software, the Customer Documentation and the Technology Deliverables are "embodiments" of such intellectual property; and the Supply Agreement is an agreement "supplemental to" this Agreement. Furthermore, in such an event, the parties agree that Larscom, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code and other applicable law, including any right by Larscom to specific performance of this Agreement, since Oasys acknowledges and agrees that the Technical Information, the Technology Deliverables, the Software and the Customer Documentation are unique and that rejection of the License will cause Larscom irreparable harm for which its legal remedies are inadequate; provided, however, that nothing herein shall be deemed to constitute a present exercise of such rights and elections.

         2.5 Enforcement and Maintenance of Proprietary Rights. If any infringement or threatened infringement of Oasys' Proprietary Rights licensed hereunder comes to the notice of Larscom, Larscom will notify Oasys of same. Upon such notification, Oasys may, but shall not be obligated to, take such steps as it considers appropriate, at its sole expense, provided that if Oasys fails for any reason to take actions or commence proceedings to restrain the infringement within thirty (30) days of notification by Larscom, Larscom will be entitled to take such actions or commence such proceedings. Larscom will be entitled in any such action or proceeding to take all necessary or desirable steps in the name of Oasys and Oasys will cooperate and assist Larscom in taking such steps. Without limiting the foregoing, if necessary or desirable to do so, Larscom may file, prosecute and maintain such applications, registrations and other filings and recordation in respect of Oasys' Proprietary Rights licensed hereunder, in the name of Oasys.

3.       DELIVERY OF TECHNOLOGY DELIVERABLES.

         3.1 Deliverables. Immediately following execution of this Agreement Oasys will deliver to Larscom a significant portion of the Technology Deliverables and Oasys will complete its delivery of the Technology Deliverables by not later than fifteen (15) business days after the Effective Date. The Technology Deliverables, which the parties have listed in the attached Exhibit B, will include, without limitation: (i) a copy of the Software developed and owned by Oasys (as described in Exhibit B) in both source code and object code formats; and (ii) a complete copy of the Technical Information in formats compatible with Oasys' own design tools (for example, Microsoft Office, PCAD, AutoCad, etc.) to the extent applicable. Oasys will not be required to reformat or convert any of the Technology Deliverables into any particular format requested by Larscom.

         3.2 Modification. To the extent necessary, the Technology Deliverables delivered by Oasys to Larscom may be modified by Oasys, at Oasys' sole cost and expense, to remove or alter occurrences of Oasys' trademarks, trade names, product names and product numbers which are unique to and serve to identify Oasys' products; provided however, that no such removal or alteration shall affect the ability of Larscom to use the Technology Deliverables as contemplated in the License and otherwise under this Agreement.

4.       OWNERSHIP.

         Oasys acknowledges and agrees that Larscom shall own all right, title and interest, including all Proprietary Rights, in and to any customizations, updates, enhancements or improvements to, or derivative works or other modifications of, the Technical Information, the Software, the Customer Documentation and the Technology Deliverables, created, developed or made by or for Larscom. Larscom acknowledges and agrees that, except for the License and other rights granted hereunder or pursuant to that certain letter agreement between the parties dated April 9, 2002, Oasys shall continue to own all right, title and interest, including the underlying Proprietary Rights as they currently exist, in and to the Technical Information, the Software, the Customer Documentation and the Technology Deliverables and any and all modifications, improvements and/or derivative works thereof or thereto made by or for Oasys.

5.       NON-EXECUTORY AGREEMENT.

         5.1 License Fees. Oasys acknowledges and agrees that there are no license fees, royalties or other amounts payable by Larscom in respect of the License or the rights granted pursuant to this Agreement.

         5.2 Full Performance. The parties acknowledge and agree that upon Larscom entering into this Agreement and the Supply Agreement, Larscom will have fully paid for all consideration payable with respect to the grant of the License and performed all of its obligations under this Agreement, and Larscom has no further performance obligations under this Agreement, or any other agreement, that must be satisfied in order to have fully performed its obligations under this Agreement. There are no other conditions to the effectiveness of this Agreement. Specifically, none of Larscom's performance obligations under the Supply Agreement are relevant to the interpretation of the non-executory nature of this Agreement, since the intent of the parties is that this Agreement function as a non-executory transfer of rights.

6.       INTENTIONALLY LEFT BLANK.

7.       REPRESENTATIONS AND WARRANTIES; DISCLAIMER.

         7.1 General Representations and Warranties. Each party hereby represents and warrants to the other party as follows:

                  (a) Corporate Existence, Power and Authorization. Such party:
(i) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated; (ii) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder; and (iii) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

                  (b) Enforcement of Obligations. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid and binding obligation, enforceable against such party in accordance with its terms.

                  (c ) No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained by such party in connection with this Agreement have been obtained.

                  (d) No Conflict. The execution and delivery of this Agreement and the performance of such party's obligations hereunder: (i) do not conflict with or violate any requirement of applicable laws or regulations and (ii) do not conflict with, or constitute a default under, any contractual obligation of it.

                  (e) Not in Bankruptcy. Neither party has made, nor has any current intention of making, an assignment to or for the benefit of its creditors, nor is aware of any petition or proceeding in bankruptcy having been filed or threatened against it, nor does it have intention of filing any such petition.

         7.2 Intellectual Property. Oasys represents and warrants to Larscom that: (i) except as listed on Exhibit B, Oasys is the sole and exclusive owner of all right, title and interest, including all Proprietary Rights, in and to the Technical Information, the Software, the Customer Documentation and the Technology Deliverables; (ii) Oasys has not granted to any third party any license or other interest in the Technical Information, the Software, the Customer Documentation or the Technology Deliverables which would prevent, impair or impede Larscom's exercise of the License or other rights granted to Larscom under this Agreement; (iii) no Proprietary Right of any third party would be infringed by Larscom's exercise of the License and the other rights granted to Larscom under this Agreement; (iv) Oasys has not misappropriated or infringed the Proprietary Rights of any third party in granting to Larscom the License or other rights under this Agreement; provided that Larscom's sole and exclusive remedy on a breach of this representation is set forth in Section 7.5 below; (v) Oasys is not aware of any infringement or misappropriation by a third party of the Technical Information, the Software, the Customer Documentation or the Technology Deliverables; and (vi) all Proprietary Rights in the Technical Information, the Software, the Customer Documentation and the Technology Deliverables are subsisting and have not been adjudged invalid or unenforceable, in whole or in part; and (vii) the Technical Information, the Software, the Customer Documentation and the Technology Deliverables are free and clear of any liens, encumbrances or security interests.

         7.3 Technology Deliverables. Oasys further represents and warrants to Larscom that: (a) the Technology Deliverables as delivered to Larscom hereunder contain all technology, software, know-how and other information to enable a person of ordinary skill in the art to manufacture each of the Products; and (b) each unit of Product when so manufactured (and in the absence of any defect in materials or workmanship) would: (i) subject to the following subsection (ii), conform materially to its specifications as set forth in Exhibit C; (ii) comply with the following governmental and industry certification requirements as applicable to each Product: UL/cUL, NEBS-3 (once such Product has been certified), FCC and CE mark (once such Product has been certified) certifications; and (iii) materially comply with all other applicable federal, state and local laws and regulations. Notwithstanding the foregoing, Oasys makes no warranty (express, implied or statutory) with respect to a Product, nor will Oasys be held liable to Larscom for breach of warranty for any claim made against such Product, to the extent that such claim arises out of (i) a defect in Larscom's manufacture of that Product, including any defect in materials or workmanship, (ii) any modification to Oasys' specifications therefor by or on behalf of Larscom, or (iii) the use of such Product in a manner contrary to the published documentation for that Product. Notwithstanding the foregoing, the Product identified as Orion 5001 Shelf & Backplane (part no. 815-00074-002) will comply with the UL/cUL and NEBS-3 certification requirements once the certification process for such Product has been completed.

         7.4 Testing Equipment. Oasys further represents and warrants to Larscom that the Technology Deliverables contain all technology, software, know-how and other information required for Larscom to precisely duplicate Oasys' testing equipment for the Products (the "Testing Equipment") and testing specifications and protocols. Subject to the foregoing, Oasys shall not be required to transfer any of its own Testing Equipment to Larscom under this Agreement.

         7.5 Indemnity. Oasys shall defend, indemnify and hold Larscom, its affiliates and Customers, and each of their respective directors, officers, employees, agents and representatives harmless from any and all claims, actions, damages or other liabilities, including reasonable attorney's fees, arising from any breach of any representation or warranty of Oasys in this Agreement, including any claim that any Product, any portion thereof or any related Proprietary Rights therein or the exercise of such rights, constitutes an infringement or unauthorized use of any third party Proprietary Rights (each, an "Infringement Action"). Larscom shall at all times have the right to instruct its own counsel and defend and settle any Infringement Action where Oasys fails to take reasonable and timely steps to defend such action. Notwithstanding the foregoing, Oasys shall have no obligation to indemnify Larscom against any Infringement Action arising out of (i) the Larscom Equipment, (ii) the combination of the Larscom Equipment and any Product or (iii) any modification of the Products by Larscom, its affiliates or Customers.

8.       MISCELLANEOUS.

         8.1 Entire Agreement. This Agreement (and all Exhibits hereto) supersede all other prior negotiations, representations, understandings and agreements between or among the parties relating to the subject matter of this

Agreement, except for that certain letter agreement between the parties dated April 9, 2002 which shall continue in full effect in accordance with its terms.

         8.2 Amendment. No agreements amending, modifying or supplementing the terms hereof shall be effective except by means of a written document signed by the duly authorized representatives of both parties.

         8.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Oasys, Larscom and their respective successors and permitted assigns. Larscom will not enter into any transaction for the purpose of selling its license rights hereunder to any third party without any other legitimate business purpose. Notwithstanding the foregoing, either party may at any time assign or otherwise transfer to any other person or entity all or part of its rights or obligations under this Agreement in connection with an acquisition of all or substantially all of its assets or business relating to the Products or this Agreement or an acquisition of a controlling interest in its equity securities or in connection with a merger, consolidation, reorganization or other like transaction. Except as provided herein, neither party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld (and any purported assignment without such consent shall be void).

         8.4 Notices. All notices, consents or approvals required by this Agreement shall be in writing and shall be deemed given five (5) days after being sent by certified or registered mail, postage prepaid, or when received after being sent by facsimile (confirmed by such certified or registered mail) or by commercial overnight courier service with tracking capabilities, to the parties at the addresses provided below or such other addresses as may be designated in writing by the respective parties pursuant to the terms of this notice provision:

          Initial Addresses for Notice:
          Oasys Telecom, Inc.                      Larscom Incorporated
          7060 Koll Center Parkway, Suite 340      1845 McCandless Drive
          Pleasanton, CA 94566                     Milpitas, CA 95035
          Attn: Mr. Gerard Miille, CEO             Attn: Chief Executive Officer

         8.5 Governing Law and Legal Actions. This Agreement shall be governed by and construed in accordance with California law as applied to transactions taking place in California between California residents. All disputes between the parties arising out of or relating to this Agreement (other than actions seeking only equitable remedies) shall be settled by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association by an arbitrator who is knowledgeable about telecommunications equipment. The arbitrator may award any legal or equitable remedy and may, in his discretion, require one party to pay the costs of the arbitration as well as the fees and expenses, including reasonable attorneys' fees, of the other party. In the absence of any such ruling, each party shall bear its own costs in connection with an arbitration proceeding hereunder and the parties shall share the costs of the arbitration equally.

         8.6 Waiver. The failure of Oasys or Larscom to enforce a right or remedy under this Agreement shall not act as a waiver of that right or remedy or the ability to assert that right or remedy relative to the particular situation involved. The waiver by either party of a breach of any provisions contained in this Agreement shall be effective only if set forth in a writing signed by both parties and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

         8.7 Headings. Headings included herein are for convenience only and shall not be used to interpret or construe this Agreement.

         8.8 Severability. If any provision of this Agreement shall be held void, invalid, illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and fully enforceable.

         8.9 Construction of Agreement. This Agreement is the product of extensive negotiations between the parties hereto and no party shall be deemed the drafter of this Agreement. No portion of this Agreement shall be construed against any party as drafter.

         8.10 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between the parties. Except as expressly set forth, no party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party, and the relationship of the parties is, and at all times shall continue to be, that of independent contractors.

         8.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

Larscom Incorporated                         Oasys Telecom, Inc.

By:/s/ Daniel L. Scharre                     By: /s/ Gerard Miille
   ----------------------                        -------------------

Name: Daniel L. Scharre                      Name: Gerard Miille
     ------------------                            --------------

Title: President and Chief                   Title: President and Chief
         Executive Officer                            Executive Officer
         -----------------                            -----------------

                                    EXHIBIT A

                                    PRODUCTS
 ---------------- --------------------------------------------------------------
 Part Number      Item
 ---------------- --------------------------------------------------------------
 815-00063-001    Orion 5000 23" Shelf & Backplane
 ---------------- --------------------------------------------------------------
 815-00073-002    Orion 5000 19" Shelf & Backplane
 ---------------- --------------------------------------------------------------
 810-00062-010    MPU Module with Ethernet Aux Board, -48V
 ---------------- --------------------------------------------------------------
 810-00068-012    Programmable M13 Module, T1, -48V, "+" Version
 ---------------- --------------------------------------------------------------
 810-00068-003    Programmable M13 Module, E1, -48V
 ---------------- --------------------------------------------------------------
 810-00068-009    T3-Only M13 Module, -48V
 ---------------- --------------------------------------------------------------
 810-00067-002    OMX-3 Module, -48V
 ---------------- --------------------------------------------------------------
 810-00066-001    M13 IN Rim
 ---------------- --------------------------------------------------------------
 810-00065-001    M13 OUT Rim
 ---------------- --------------------------------------------------------------
 810-00069-002    OMX3 IN Rim
 ---------------- --------------------------------------------------------------
 810-00069-001    OMX3 OUT Rim
 ---------------- --------------------------------------------------------------
 815-00050-009    Module Blank
 ---------------- --------------------------------------------------------------
 835-00081-002    RIM Blank
 ---------------- --------------------------------------------------------------

 ---------------- --------------------------------------------------------------
 815-00077-002    Orion 5003 Shelf & Backplane, 1 MPU w/Aux, 2 OMX-3's
 ---------------- --------------------------------------------------------------
 815-00074-002    Orion 5001 Shelf & Backplane, 1 MPU w/Aux, 2 T3-Only M13's
 ---------------- --------------------------------------------------------------
 810-00062-009    MPU Module with Ethernet Aux Board, -48 V, no faceplate
 ---------------- --------------------------------------------------------------
 810-00067-003    OMX-3 Module, -48V, no faceplate
 ---------------- --------------------------------------------------------------
 810-00068-006    T3-Only M13 Module, T1, -48V, no faceplate
 ---------------- --------------------------------------------------------------

 ---------------- --------------------------------------------------------------
 815-00011-xxx    Cable, UID, Various lengths
 ---------------- --------------------------------------------------------------
 815-00055-xxx    Cable, Null Modem, Various lengths
 ---------------- --------------------------------------------------------------
 815-00064-xxx    Cable, RIM to Champ Plug, Various lengths
 ---------------- --------------------------------------------------------------
 815-00065-xxx    Cable, Champ Receptacle to Champ Receptacle, Various Lengths
 ---------------- --------------------------------------------------------------
 815-00066-xxx    Cable, Champ Receptacle to Wirewrap, Various Lengths
 ---------------- --------------------------------------------------------------
 815-00069-xxx    Cable, Champ Receptacle to Champ Plug, Various Lengths
 ---------------- --------------------------------------------------------------
 815-00082-001    Cable, OMX3 Rim to M13 Rim, 14"
 ---------------- --------------------------------------------------------------
 815-00082-002    Cable, OMX3 Rim to M13 Rim, 24"
 ---------------- --------------------------------------------------------------
 815-00033-xxx    Cable, DS3 Coax, Straight BNC's, Various Lengths
 ---------------- --------------------------------------------------------------
 815-00053-xxx    Cable, DS3 Coax, Straight/Right Angle BNC's, Various Lengths
 ---------------- --------------------------------------------------------------
 131-00004-001    Adapter, Right Angle, BNC, Male-to-Female
 ---------------- --------------------------------------------------------------

 ---------------- --------------------------------------------------------------
 890-00009-002    Version 4.1 Basic Software including terminal, telnet, SNMP,
                    & Web Server
 ---------------- --------------------------------------------------------------
 ---              Operations Manuals, Various
 ---------------- --------------------------------------------------------------

 ---------------- --------------------------------------------------------------

                                    EXHIBIT B

                             TECHNOLOGY DELIVERABLES

                            I. Technical Information

1.   All Product Documentation included in the Escrow on January 23, 2002.

2. All updates and current documentation as available on the date of this Agreement for the items in Escrow that were updated since the January 23, 2002 date.

3. Complete Documentation created by Oasys for each of the products listed in Exhibit A that are not included in escrow

         a. 815-00074-002 - Orion 5001, Shelf and Backplane, 1MPU w/Aux, 2 T3 only M13's
         b. 810-00068-006 - T3-only M13 Module, T1, -48V, no faceplate
         c. 815-00033-xxx - Cable, DS3 Coax, Straight BNC's, Various Lengths
         d. 815-00053-xxx - Cable, DS3 Coax, Straight/Right Angle BNC's, Various Lengths
         e. 131-00004-001 - Adapter, Right Angle, BNC, Male to Female

4. To the extent not included in items 1 through 3 above, all mechanical drawings, assembly drawings, silk screen art work, layouts, Gerber plots, bills of materials with AVL, specifications, schematics, designs, processes, protocols, know-how, tool and equipment descriptions, inspection, manufacturing test and quality control procedures specific to the Products, tooling designs and fixture designs, Oasys history files related to Product defects and fixes and other technical information pertinent to the design, development, manufacture, testing and support of the products listed in Exhibit A.

5. All product development documentation associated with the requirements, design, and qualification of the products listed in Exhibit A. This would include but not be limited to such items as Functional Specifications, Design Specifications, relevant engineering design notes, Qualification Test Plans, and Qualification Test Results. Oasys will have no obligation to provide Product Requirements Documents hereunder.

6. An itemized list of the CAD tools and versions used in the design and development of the products in Exhibit A. The would include Schematic Capture, PCB layout, Mechanical Design, and other tools utilized in the creation, viewing, and modifying documentation for the design, development and fabrication of the products in Exhibit A.

7. All test plans, procedures, reports, and other documentation required to replicate Oasys' engineering validation test, manufacturing test, and repair functions. All equipment lists, descriptions, designs, drawings associated with replicating test and manufacturing equipment and fixtures.

II.  Software

1. Source code and all of the files associated with the software and FPGA for Release 4.1. This includes SNMP MIBs (private and public) associated with the current release.

2. All object files that are required to operate the products in Exhibit A. This includes the file images for the boot proms, flash devices, FPGA, PLD, and other devices requiring programmed images.

3. All software used by Oasys or its consultants, suppliers, vendors, contract manufacturers or other third party contractors for designing, developing, manufacturing, verification and testing the products in Exhibit A. For software packages purchased, a list by vendor and version of the software used and licensed for the purpose of developing, manufacturing, verification and testing will be supplied. For software developed by Oasys for the purpose of assisting with the design, developing, manufacturing, verification and testing, all the source code and object files will be supplied as part of this Agreement.

The software listed below has been licensed to Oasys by third parties. Larscom acknowledges and agrees that it must obtain its own licenses to the following
Software:

4.   Third party Software used and licensed for the design and development of
     Product:

          o    Xilinx 4.1i Foundation Development System. Used for FPGA design.
          o Viewlogic Viewdraw with Xilinx translators. Used for FPGA schematic capture.
          o EST (Now Windriver) CLKVPA-C32-XM Vision CLICK Source debugger with probe for 683xx. Used for loading Boot Code into the MPU Module.
          o    AutoCad Lite V97 or later. Used for mechanical design.
          o PCAD 2001 with integrated autorouter by Altium. Used for PC Board design of all modules except MPU Module.
          o    PCAD V8.5. Used for PC Board design of MPU Module.
          o    Spectra Router Ver. 10. Used for autorouting of complex PC
               Boards.
          o    Camtastic 2000. Gerber viewer for PC Boards.
          o Greenhills Software, Inc. "Multi" Environment cross C/C++ Compiler, Assembler, Linker for 68K target with ThreadX RTOS support. Need this environment to use our Make Files

5.   Third Party Software that is integrated into the Product:

          o Express Logic ThreadX RTOS for 68K processors. Version G3.0F.3.0F for 68360. Real Time Operating System for MPU Module.
          o Treck, Inc. (Now Elmic Systems) Ver. 2.2 Base TCP-IP Source Code(#TUTCPSRC), Telnet Source Code (#TUTELSRC), and Emanate/Lite SNMP Agent Source Code (#TUAGNSRC). Networking software integrated into MPU code.

III. Customer Documentation

Customer Documentation for version 4.1 of the Products includes:

1.   Operations Manual for Exchange Mux II (Orion 5000) supporting release 4.1

2.   Quick Start Guide for Exchange Mux II (Orion 5000) supporting release 4.1

3.   Operations Manual for Mini Mux 155 (Orion 5003) supporting release 4.1

4.   Quick Start Guide for Mini Mux 155 (Orion 5003) supporting release 4.1

5.   Operations Manual for Mini Mux 280 (Orion 5001) supporting release 4.1

6.   Quick Start Guide for Mini Mux 280 (Orion 5001) supporting release 4.1

                                    EXHIBIT C

                                 Specifications

Please see attached Oasys product specification sheets for:

1.   Mini-Mux 155 (OC-3/STM-1)

2.   Mini-Mux 280 M13 Multiplexer

3.   Exchange Mux II Advanced Multiplexer


                        [To be attached prior to signing]